KIDEO PRODUCTIONS, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                  EXHIBIT 11.1


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
PROFORMA NET LOSS:

Net Loss ....................................   $(3,059)   $(1,579)   $(1,471)   $  (427)
Interest expense on convertible debt
  assumed to be converted for purposes
  of this calculation .......................        91         65         22         15
Proforma effect of executive employment
  contracts, if such contracts were in effect
  at the beginning of each period presented .       (74)      (338)      --          (81)
                                                -------    -------    -------    -------
Proforma net loss used for the calculation
  of loss per share .........................   $(3,042)   $(1,852)   $(1,449)   $  (493)
                                                           =======    =======    =======
  Apportionment of loss for 1996:
    First 3 quarters (Pre-IPO) ..............    (1,593)
    Fourth quarter ..........................    (1,449)
                                                -------
  Full year loss accounted for ..............   $(3,042)
                                                =======

SHARES

Shares outstanding at the beginning of
  each respective period ....................   See below      617        915        617

Adjusted beginning balance, after giving
  effect to pre-IPO issuances and
  conversion rights at less than                           -------    -------    -------
  the IPO price .............................   See below    1,571      1,259      1,571
                                                           =======               =======
Stock issued in the IPO
  (1,400 x 37 days/90 days) .................                             576

Conversion of debentures
  (280 x 37 days/90 days) ...................                             115

Weighted average shares outstanding:                                  -------
  For the Quarter ended 7/31/96 .............                           1,950
                                                                      =======

PROFORMA LOSS PER SHARE:

Proforma loss per share for the nine
  months ended 4/30/96 ($1,593/1.571 shs) ...   $  (1.01)
Proforma loss per share for the year
  ended 7/31/95 .............................              $ (1.18)
Proforma loss per share for the quarter
  ended 7/31/96 ($1,449/1,950 shs) ..........   $  (0.74)             $ (0.74)
Proforma loss per share for the quarter
  ended 7/31/95 .............................                                    $ (0.31)
                                                --------   -------    -------    -------
Proforma loss per share, each period ........   $  (1.75)  $ (1.18)   $ (0.74)   $ (0.31)
                                                ========   =======    =======    =======
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